UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 17, 2019
NorthStar Realty Europe Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-37597	32-0468861
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

590 Madison Avenue, 34th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)
(212) 547-2600
(Registrant’s telephone number, including area code)
N/A
 (Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NRE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02    Termination of a Material Definitive Agreement
On July 17, 2019 (the “Termination Date”), NorthStar Realty Europe Corp. (the “Company”), as parent guarantor, terminated the Amended and Restated Credit Agreement (the "Credit Agreement”), dated as of April 6, 2017, and amended as of March 9, 2018, with, among others, NorthStar Realty Europe Limited Partnership (the “OP”), as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, the other lenders from time to time party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated as sole lead arranger and bookrunner.
The terminated Credit Agreement provided for a two-year senior secured revolving credit facility of $70 million (the "Credit Facility"), with a one-year extension at the OP's option. The Credit Facility included an uncommitted accordion feature where the facility amount could be increased up to an aggregate amount of $105 million. Additionally, the Credit Facility also featured a letter of credit facility where up to $15 million of the Credit Facility was available for the issuance of standby letters of credit with Bank of America being the issuing bank. Further, the Credit Facility allowed the OP to borrow swing line loans provided by Bank of America of up to $15 million. Eurocurrency loans under the Credit Facility accrued interest at a rate equal to LIBOR plus a margin of 2.75% per annum. In addition, the Company was required to pay a commitment fee on the unused portion of the commitments under the Credit Facility at a rate of .35% to .50% per annum based on the drawn amounts under the Credit Facility. The Credit Agreement contained customary representations and warranties, as well as negative and financial covenants, including, among other things, a maximum consolidated leverage ratio, minimum fixed charge coverage ratio, maximum recourse indebtedness, maximum variable rate indebtedness and a minimum consolidated tangible net worth.

The OP’s obligations under the Credit Agreement were guaranteed by the Company and certain of its subsidiaries and secured by pledges of equity and intercompany receivables from certain of the Company’s subsidiaries.

As of the Termination Date, no amounts were drawn under the Credit Facility and no fees or penalties were incurred as a result of the termination, other than the payment of accrued commitment fees of $18,472.22 through the Termination Date. The Company voluntarily terminated the Credit Agreement to eliminate the obligation to pay the commitment fee with respect to undrawn lender commitments thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REALTY EUROPE CORP.
	By:	/s/ Trevor K. Ross
		Name:	Trevor K. Ross
		Title:	Executive Vice President, General Counsel and Secretary
Dated: July 17, 2019